                                                                    Exhibit 99.1


                      [Equity Marketing, Inc. Letterhead]







                                 NEWS RELEASE


                               CONTACT:      SHEREE L. ARONSON
                                             SR. DIRECTOR, INVESTOR AND
                                             PUBLIC RELATIONS
                                             (323) 932-4096


FOR IMMEDIATE RELEASE

           EQUITY MARKETING REPORTS HIGHER EARNINGS FOR SECOND QUARTER

|X|      REVENUES REACH RECORD HIGH FOR SECOND-QUARTER PERIOD
|X| SECOND-QUARTER EPS OF $0.41, EXCLUDING RESTRUCTURING GAIN, TOPS $0.25 ONE YEAR AGO

         LOS ANGELES, CA, JULY 22, 1999 -- Equity Marketing, Inc. (Nasdaq: EMAK) today announced financial results for the second quarter ended June 30, 1999.

         Total revenues for the second quarter rose 83 percent to $56.0 million, compared to $30.6 million in the second quarter of 1998, representing a new high for revenues posted by the company in any second-quarter period. The company's previous high for second-quarter revenues had been in the quarter ended June 30, 1997, when revenues reached $46.6 million.

         Net income for the second quarter, including a restructuring gain of approximately $401,000 related to a partial reversal of 1998 year-end restructuring reserves for projected royalty minimum guarantee shortfalls, was $2.9 million, or $0.45 per diluted share. The reversal reflects a change in the estimate of the restructuring accrual resulting from negotiated settlements with certain licensors. Excluding the gain, the company reported second-quarter net income of $2.6 million, or $0.41 per diluted share, up 68 percent from $1.6 million, or $0.25 per diluted share, reported in the second quarter of 1998. For the second quarter, the company's earnings before interest, taxes, depreciation and amortization (EBITDA), excluding the restructuring gain, was $5.3 million, up 79 percent from EBITDA of $3.0 million for the same period one year ago.

         For the first six months of 1999, total revenues were $83.5 million, up 53 percent from $54.4 million for the same period last year, representing a new high versus the first six months of any prior year. Net income for the first six months of 1999, including the restructuring gain in the second quarter, was $2.6 million, or $0.41 per diluted share. Excluding the gain, net income for the first half of 1999 rose 8 percent to $2.4 million, or $0.37 per diluted share, compared to $2.2 million, or $0.35 per diluted share, for the first half of 1998. EBITDA for the first half of 1999, excluding the second-quarter gain, rose 37 percent to $5.7 million, compared to $4.2 million for the same period last year.

         The company attributed the improved second-quarter results primarily to growth in the level of business it received from existing promotional clients, including its largest customer, Burger King Corporation, as well as numerous oil and gas retailers and other consumer-branded firms. Steady sales of its consumer products based on Scooby-Doo(TM) and continued control over expenses also contributed to the favorable second-quarter results.



                                     -more-

Equity Marketing, Inc.
Second Quarter Earnings
Page 2



         The company said that its gross profit margin declined to 23.2 percent in the second quarter of 1999, compared to 32.8 percent in the same period last year and 25.2 percent in the first quarter of 1999. The company attributed the year-over-year gross margin change primarily to the planned shift in the company's revenue mix, which was 91 percent promotions and 9 percent consumer products, compared to 64 percent and 36 percent for promotions and consumer products, respectively, one year ago. Also impacting the second-quarter gross margin was the company's completion of its planned liquidation of discontinued licensed consumer product lines. Both factors relate to Equity Marketing's strategic plan to substantially narrow its emphasis on consumer products while focusing on growth of its core promotions business, which typically produces a lower gross margin but provides more attractive net margins, return on equity and risk/return characteristics. Consistent with this strategic plan, the company expects its gross profit margin to be in the range of 24 percent to 28 percent throughout the second half of 1999.

         "These improved results are an indication of the fundamental strength of our core promotions business," said Don Kurz, chairman and CEO. "We began 1999 with a new long-term vision to transform Equity Marketing into a comprehensive marketing services organization with a complementary consumer products business. We established four key growth initiatives to support that long-term vision: deepening our partnerships with existing clients, establishing new customer relationships, broadening the range of marketing services we provide and concentrating our consumer products business on unique, niche brands. During the first half of the year, we have focused our resources on these key long-term initiatives while also working to deliver improved near-term financial performance to shareholders. We expect the sales and earnings momentum we've achieved in the first half of 1999 to continue through the balance of the year."

          Equity Marketing is a leading marketing services company, providing a wide range of custom promotional programs that build sales and brand awareness for retailers, restaurant chains and consumer goods companies such as Burger King Corporation, The Coca-Cola Company, Exxon Company USA, Sunoco, Inc., CVS/pharmacy and others. The company is also a developer and marketer of distinctive, branded consumer products that complement its core promotions business. These products, which are sold at specialty and mass-market retailers, are based on the company's own trademarks or on classic licensed properties. More information is available on the company's web site at www.equity-marketing.com.

                                       ###

         Certain expectations and projections regarding the future performance of Equity Marketing, Inc. discussed in this press release are forward-looking and are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the company's operating plans and are subject to future events and uncertainties. Management cautions you that the following factors, among others, could cause the Company's actual consolidated results of operations and financial position in 1999 and thereafter to differ significantly from those expressed in forward-looking statements: our dependence on a single customer; the significant quarter-to-quarter variability in our revenues and net income; our dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; our dependence on foreign manufacturers; our need for additional working capital; and the potential negative impact of future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect future performance of the Company.

         While many in the financial community consider EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for or superior to, operating income, net earnings, cash flow and other measures of financial performance prepared in accordance with generally accepted accounting principles.

Equity Marketing, Inc.
Second Quarter Earnings
Page 3



EQUITY MARKETING, INC.

Condensed Consolidated Statements of Income
(In thousands, except share and per share data)



                                                          THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                               JUNE 30,                                  JUNE 30,
                                                   ----------------------------------       -----------------------------------
                                                              (UNAUDITED)                              (UNAUDITED)
                                                        1999               1998                  1999               1998
                                                   ---------------    ---------------       ----------------   ----------------

Revenues                                           $        56,011    $        30,593       $         83,468   $         54,389
Cost of sales                                               42,992             20,572                 63,537             38,298
                                                   ---------------    ---------------       ----------------   ----------------
    Gross profit                                            13,019             10,021                 19,931             16,091
Operating expenses:
  Selling, general and administrative                        8,430              7,565                 15,561             12,773
  Restructuring gain                                          (401)              -                      (401)              -
                                                   ---------------    ---------------       ----------------   ----------------
    Total operating expenses                                 8,029              7,565                 15,160             12,773
    Income from operations                                   4,990              2,456                  4,771              3,318
Other income (expense)                                        (217)                88                   (439)               227
                                                   ---------------    ---------------       ----------------   ----------------
    Income before provision for income taxes                 4,773              2,544                  4,332              3,545
Provision for income taxes                                   1,909                979                  1,733              1,364
                                                   ---------------    ---------------       ----------------   ----------------
    Net income                                     $         2,864    $         1,565       $          2,599   $          2,181
                                                   ===============    ===============       ================   ================
Basic Income Per Share
      Earnings Per Share                           $          0.46    $          0.26       $           0.42   $           0.36
                                                   ===============    ===============       ================   ================
      Weighted Average Shares Outstanding                6,223,099          6,035,066              6,216,607          6,022,585
                                                   ===============    ===============       ================   ================

Diluted Income Per Share
      Earnings Per Share                           $          0.45    $          0.25       $           0.41   $           0.35
                                                   ===============    ===============       ================   ================
      Weighted Average Shares Outstanding                6,340,969          6,315,415              6,314,557          6,315,159
                                                   ===============    ===============       ================   ================


Equity Marketing, Inc.
Second Quarter Earnings
Page 4


EQUITY MARKETING, INC.
Condensed Consolidated Balance Sheets
(In thousands)


ASSETS                                           JUNE 30,                 DECEMBER 31,
                                                  1999                       1998
                                               (UNAUDITED)
                                             ---------------            --------------
Cash and short-term investments              $         2,441            $        7,250
Accounts receivable, net                              39,881                    57,071
Inventory                                             11,312                    13,117
Prepaids and other current assets                      6,670                     7,915
                                             ---------------            --------------
   CURRENT ASSETS                                     60,304                    85,353
Fixed assets, net                                      5,306                     5,892
Intangible assets, net                                22,881                    23,442
Other assets                                           1,225                       793
                                             ---------------            --------------
   TOTAL ASSETS                              $        89,716            $      115,480
                                             ===============            ==============

LIABILITIES AND                                 JUNE 30,                 DECEMBER 31,
STOCKHOLDERS' EQUITY                              1999                       1998
                                             ---------------            --------------
Short-term debt                              $        16,700            $       30,000
Accounts payable                                      17,029                    28,432
Accrued liabilities                                   18,857                    22,653
                                             ---------------            --------------
   CURRENT LIABILITIES                                52,586                    81,085
Long-term liabilities                                  1,998                     1,988
                                             ---------------            --------------
   TOTAL LIABILITIES                                  54,584                    83,073
Stockholders' equity                                  35,132                    32,407
                                             ---------------            --------------
   TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                      $        89,716            $      115,480
                                             ===============            ==============
